Exhibit 99.1

Contact:	US Airways Media Relations 480-693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS REPORTS JULY TRAFFIC
TEMPE, Ariz. Aug. 4, 2010 — US Airways Group, Inc. (NYSE: LCC) today announced July and year-to-date 2010 traffic results. Mainline revenue passenger miles (RPMs) for the month were 5.7 billion, up 1.1 percent versus July 2009. Mainline capacity was 6.7 billion available seat miles (ASMs), up 2.0 percent versus July 2009. Mainline passenger load factor was 85.7 percent for the month of July, down 0.7 points versus July 2009.
US Airways President Scott Kirby said, “Our July consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) increased approximately 16 percent versus the same period last year while total revenue per available seat mile increased approximately 17 percent on a year-over-year basis. This improvement was largely driven by continued year-over-year strength in business demand and yield.”
For the month, US Airways’ preliminary on-time performance as reported to the U.S. Department of Transportation (DOT) was 82.1 percent with a completion factor of 98.9 percent.
The following summarizes US Airways Group’s traffic results for the month and year-to-date ended July 31, 2010 and 2009, consisting of mainline operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline
JULY

	2010	2009	% Change

Mainline Revenue Passenger Miles (000)
Domestic	4,030,974	4,096,495	(1.6)
Atlantic	1,197,628	1,201,317	(0.3)
Latin	488,656	356,918	36.9

Total Mainline Revenue Passenger Miles	5,717,258	5,654,730	1.1

Mainline Available Seat Miles (000)
Domestic	4,712,427	4,682,673	0.6
Atlantic	1,384,972	1,440,346	(3.8)
Latin	576,695	421,850	36.7

Total Mainline Available Seat Miles	6,674,094	6,544,869	2.0

Mainline Load Factor (%)
Domestic	85.5	87.5	(2.0	) pts
Atlantic	86.5	83.4	3.1	pts
Latin	84.7	84.6	0.1	pts

Total Mainline Load Factor	85.7	86.4	(0.7	) pts

Mainline Enplanements
Domestic	4,007,382	4,069,733	(1.5)
Atlantic	290,855	302,572	(3.9)
Latin	366,783	297,814	23.2

Total Mainline Enplanements	4,665,020	4,670,119	(0.1)
YEAR TO DATE

	2010	2009	% Change

Mainline Revenue Passenger Miles (000)
Domestic	25,457,161	26,437,888	(3.7)
Atlantic	5,514,736	5,187,666	6.3
Latin	3,328,749	2,863,388	16.3

Total Mainline Revenue Passenger Miles	34,300,646	34,488,942	(0.5)

Mainline Available Seat Miles (000)
Domestic	30,529,777	31,372,328	(2.7)
Atlantic	6,873,556	6,777,413	1.4
Latin	4,289,598	3,684,283	16.4

Total Mainline Available Seat Miles	41,692,931	41,834,024	(0.3)

Mainline Load Factor (%)
Domestic	83.4	84.3	(0.9	) pts
Atlantic	80.2	76.5	3.7	pts
Latin	77.6	77.7	(0.1	) pts

Total Mainline Load Factor	82.3	82.4	(0.1	) pts

Mainline Enplanements
Domestic	26,184,302	26,884,040	(2.6)
Atlantic	1,357,018	1,329,668	2.1
Latin	2,489,813	2,306,034	8.0

Total Mainline Enplanements	30,031,133	30,519,742	(1.6)
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)
JULY

	2010	2009	% Change

Express Revenue Passenger Miles (000)
Domestic	202,007	205,103	(1.5)

Express Available Seat Miles (000)
Domestic	277,830	280,678	(1.0)

Express Load Factor (%)
Domestic	72.7	73.1	(0.4	) pts

Express Enplanements
Domestic	709,234	756,763	(6.3)
YEAR TO DATE

	2010	2009	% Change

Express Revenue Passenger Miles (000)
Domestic	1,224,828	1,232,348	(0.6)

Express Available Seat Miles (000)
Domestic	1,764,837	1,835,062	(3.8)

Express Load Factor (%)
Domestic	69.4	67.2	2.2	pts

Express Enplanements
Domestic	4,465,906	4,558,172	(2.0)
Notes:

1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.
JULY

	2010	2009	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	4,232,981	4,301,598	(1.6)
Atlantic	1,197,628	1,201,317	(0.3)
Latin	488,656	356,918	36.9

Total Consolidated Revenue Passenger Miles	5,919,265	5,859,833	1.0

Consolidated Available Seat Miles (000)
Domestic	4,990,257	4,963,351	0.5
Atlantic	1,384,972	1,440,346	(3.8)
Latin	576,695	421,850	36.7

Total Consolidated Available Seat Miles	6,951,924	6,825,547	1.9

Consolidated Load Factor (%)
Domestic	84.8	86.7	(1.9	) pts
Atlantic	86.5	83.4	3.1	pts
Latin	84.7	84.6	0.1	pts

Total Consolidated Load Factor	85.1	85.9	(0.8	) pts

Consolidated Enplanements
Domestic	4,716,616	4,826,496	(2.3)
Atlantic	290,855	302,572	(3.9)
Latin	366,783	297,814	23.2

Total Consolidated Enplanements	5,374,254	5,426,882	(1.0)
YEAR TO DATE

	2010	2009	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	26,681,989	27,670,236	(3.6)
Atlantic	5,514,736	5,187,666	6.3
Latin	3,328,749	2,863,388	16.3

Total Consolidated Revenue Passenger Miles	35,525,474	35,721,290	(0.5)

Consolidated Available Seat Miles (000)
Domestic	32,294,614	33,207,390	(2.7)
Atlantic	6,873,556	6,777,413	1.4
Latin	4,289,598	3,684,283	16.4

Total Consolidated Available Seat Miles	43,457,768	43,669,086	(0.5)

Consolidated Load Factor (%)
Domestic	82.6	83.3	(0.7	) pts
Atlantic	80.2	76.5	3.7	pts
Latin	77.6	77.7	(0.1	) pts

Total Consolidated Load Factor	81.7	81.8	(0.1	) pts

Consolidated Enplanements
Domestic	30,650,208	31,442,212	(2.5)
Atlantic	1,357,018	1,329,668	2.1
Latin	2,489,813	2,306,034	8.0

Total Consolidated Enplanements	34,497,039	35,077,914	(1.7)
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways is also providing a brief update on notable company accomplishments during the month of July:
•	Announced new bilateral codeshare agreement with Star Alliance partner, Turkish Airlines. US Airways customers will have access to Istanbul via Turkish Airlines service from Frankfurt, Munich and Zurich and will gain access to four new destinations including Adana, Izmir, Antalya and Ankara via Istanbul. In addition, US Airways customers may opt for nonstop travel to Istanbul via Turkish Airlines service at New York’s John F. Kennedy International Airport and Chicago O’Hare International Airport.
•	Paid out $150 to each employee for delivering top DOT rankings for the month of May 2010 in on-time performance, baggage handling and customer satisfaction among the five largest network carriers.
About US Airways
US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,200 flights per day and serves more than 200 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 31,000 aviation professionals worldwide and is a member of the Star Alliance network, which offers its customers more than 19,700 daily flights to 1,077 airports in 175 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia and Phoenix, and a focus city in Washington, D.C. at Ronald Reagan Washington National Airport. And for the eleventh consecutive year, the airline received a Diamond Award for maintenance training excellence from the Federal Aviation Administration for its Charlotte hub line maintenance facility. For more company information, visit usairways.com. (LCCT)
Forward Looking Statements
Certain of the statements contained or referred to herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding, among others, the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand and related revenues; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; the Company’s high level of fixed obligations and its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in the Company’s financing arrangements; provisions in the Company’s credit card processing and other commercial agreements that may affect its liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the Company’s inability to maintain labor costs at competitive levels; the Company’s reliance on third party regional operators or third party service providers; the Company’s reliance on automated systems and the impact of any failure or disruption of these systems; the impact of changes to the Company’s business model;

competitive practices in the industry, including the impact of industry consolidation; the loss of key personnel or the Company’s ability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; changes in government legislation and regulation; the Company’s ability to operate and grow its route network; the impact of environmental laws and regulations; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the impact of weather conditions and seasonality of airline travel; the impact of possible future increases in insurance costs and disruptions to insurance markets; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended June 30, 2010 and in the Company’s other filings with the SEC, which are available at www.usairways.com.
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